Exhibit 3.16

QVC INTERNATIONAL LLC

Limited Liability Company Agreement

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of QVC INTERNATIONAL LLC (the “Company”) is dated as of October 23rd, 2008, and is made by QVC, Inc., as the initial member of the Company (the “Initial Shareholder”).

Section I

Defined Terms

The following terms shall have the meanings specified in this Section I. Other terms are defined in the text of this Agreement and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended from time to time.

“Agreement” means this Limited Liability Company Agreement, as amended from time to time.

“Board of Directors” or the “Board” means a board of one or more Directors designated by the Shareholders as described in Section V.

“Capital” of the Company means, at any time, the aggregate par value of the issued and outstanding Shares (subject to reduction for distributions as provided in Section 4.1 or payments as provided in Section 9.2). For the avoidance of doubt, the Capital of the Company shall initially be equal to One Dollar ($1.00), such amount being the par value of the Shares issued to the Initial Shareholder upon the Conversion, and being an amount equal to the par value of the outstanding capital stock of the Converted Corporation immediately prior to the Conversion.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Office of the Secretary of State of the State of Delaware in accordance with the Act, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

“Company Assets” means all right, title and interest of the Company in and to all or any portion of the assets of the Company and any property (real, personal, tangible or intangible) or estate acquired in exchange therefor or in connection therewith.

“Converted Corporation” means QVC International, Inc., a Delaware corporation, of which the Company is a continuation.

“DGCL” means the Delaware General Corporation Law.

“Director” means each Person elected to the Board of Directors from time to time by the Shareholders, in their capacity as a manager of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Earnings” of the Company means, at any time, the amount of undistributed net earnings (if any) of the Company other than earnings from the issuance of Shares, and shall be calculated by subtracting the Capital and Premium of the Company at such time from the net assets of the Company at such time (provided that Earnings shall not be less than zero).

“Person” means any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

“Premium” of the Company means, initially, Nineteen Thousand Nine Hundred Ninety-Nine Dollars ($19,999) (such amount being the value of the consideration received by the Converted Corporation for the issuance of the shares of capital stock that were outstanding immediately prior to the Conversion less the par value of such capital stock), as increased from time to time by the amount (if any) by which the value of the consideration received by the Company in connection with each issuance of new Shares exceeds the par value of the Shares so issued, and as reduced from time to time by distributions as provided in Section 4.1 or payments as provided in Section 9.2).

“Share” means a limited liability company interest in the Company held by a Shareholder. All of a Shareholder’s Shares, in the aggregate, represent such Shareholder’s entire limited liability company interest in the Company.

“Share Certificate” means a certificate issued by the Company to a Shareholder to evidence the Shareholder’s ownership of Shares. Each Share Certificate shall be in substantially the form attached as Annex A hereto or otherwise in a form as the Board of Directors shall from time to time prescribe, but in any event shall be numbered and registered in the Share Register in the order issued, bear the Shareholder’s name and the number of Shares and be signed by any officer of the Company.

“Shareholder” means the Initial Shareholder and any Person who subsequently is recorded in the Share Register as a Shareholder of the Company and admitted as such in accordance with this Agreement, each in its capacity as a member of the Company.

“Transfer”, when used as a noun, means any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

Section II

Formation and Name: Office; Purpose; Term

2.1.                          Organization. The Company was formed by filing a Certificate of Conversion and a Certificate of Formation with the Secretary of State of the State of Delaware on or about October 23, 2008 and effective upon filing pursuant to the Act, by an authorized person (such filings being hereby ratified and confirmed in all respects). The Company constitutes a continuation of the Converted Corporation, which was converted to a Delaware limited liability company in accordance with Section 266 of the DGCL and Section 18-214 of the Act (the “Conversion”). As provided in the Act, the existence of the Company is deemed to have commenced on June 25, 1993, the date the Converted Corporation was organized under the laws of the State of Delaware. As provided in the Act and the DGCL, the Conversion will not affect any rights, privileges, powers and interests, or debts, liabilities and duties of the Converted Corporation prior to the Conversion all of which will be those of the Company upon the Conversion. Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Converted Corporation and the By-Laws of the Converted Corporation, each in effect on the date hereof, are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion, (ii) all of the shares of capital stock in the Converted Corporation issued and outstanding immediately prior to the Conversion are converted to all the limited liability company interests in the Company as set forth in Section 3.2, and the sole stockholder of the Converted Corporation immediately prior to the Conversion is automatically admitted to the Company as a member of the Company upon its execution of this Agreement, and (iii) all certificates evidencing shares of capital stock in the Converted Corporation issued by the Converted Corporation and outstanding immediately prior to the Conversion shall be surrendered to the Company and shall be canceled on the books and records of the Converted Corporation.

2.2.                            Name; Qualification. The name of the Company shall be QVC International LLC and its business will be carried on in such name with such variations and changes as the Board of Directors determines or deems necessary to comply with requirements of the jurisdictions in which the Company conducts its operations. The Company may be qualified, licensed or registered to do business in its name or under assumed or fictitious name statutes or similar laws, in any other jurisdiction in which the Company transacts or proposes to transact business and where such qualification, license or registration is required or desirable. Any authorized agent or officer of the Company may execute, deliver and file any certificates and other documents and take any and all actions as may be necessary or desirable to obtain such qualification, license or registration.

2.3.                               Purpose. The Company may engage in any lawful business or activity that may be engaged in by a limited liability company formed under the Act and any and all activities necessary or incidental thereto. The Company Assets shall be used only for such businesses and activities.

2.4.                          Term. The term of the Company will be perpetual unless the Company is dissolved in accordance with Section IX hereof.

2.5.                          Registered Office. The registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, in the State of Delaware, 19808 or at any other place within the State of Delaware which the Board of Directors shall select.

2.6.                          Principal Office. The principal office of the Company shall be at any location which the Board of Directors shall select.

2.7.                          Registered Agent. The name of the Company’s registered agent in the State of Delaware shall be Corporation Service Company.

Section III

Shareholders; Shares

3.1.                          Share capital. The authorized share capital of the Company is divided into 100 Shares with a par value of $0.01 per share. The share capital of the Company is represented by the Shares.

3.2.                            Initial Shareholder. Effective on the date hereof, pursuant to a resolution of the Board of Directors of the Converted Corporation and the written consent of the Initial Shareholder, which was the sole shareholder of the Converted Corporation at the effective time of the Conversion, (a) all of the issued and outstanding shares of capital stock of the Converted Corporation (consisting of 100 shares) were, by virtue of the Conversion and without any further action, converted into 100 Shares of the Company with a par value of $0.01 per share, (b) the Initial Shareholder was admitted as the sole Shareholder of the Company, (c) the Share Register was updated to reflect the Initial Shareholder’s ownership of 100 Shares and (d) a Share Certificate was issued to the Initial Shareholder evidencing such ownership. Immediately following the effective time of the Conversion, any certificate evidencing any shares of capital stock of the Converted Corporation is deemed null and void.

3.3.                            New Shareholders. Subject to the restrictions set forth in this Agreement, the Company may issue new Shares at any time and from time to time, upon resolution by the Board of Directors, for such consideration (which may consist of cash, other assets or services to the Company) and to such Persons as the Board of Directors may determine, provided that the Company may not issue any additional Shares unless the Shareholders, acting unanimously, consent thereto. Each new Shareholder shall be admitted as a Shareholder upon their execution of an instrument evidencing their agreement to be bound by this Agreement and the listing of such Person as a Shareholder in the Share Register.

3.4.                          Additional Consideration. No Shareholder shall be required to provide additional consideration to the Company in respect of the Shares held by such Shareholder.

3.5.                          Return of Consideration. Except as otherwise provided in this Agreement, no Shareholder shall have the right to the return of any consideration paid to the Company upon acquiring Shares or to withdraw any of other amounts from the Company.

3.6.                          Loans. Any Shareholder or the Board of Directors may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Shareholder and the Board of Directors shall agree.

3.7.                          Share Certificates. The ownership of the Shares of the Company shall be evidenced by Share Certificates. Every Shareholder, upon becoming a Shareholder, shall be entitled without further payment to one or more Share Certificates evidencing the Shares held be such Shareholder and, upon transferring a portion of such Shareholder’s Shares, to a Share Certificate for the balance of such Shareholder’s Shares.

3.8.                          Share Register. The Company shall maintain a physical share register (the “Share Register”) for the registration of Shares and the registration of Transfers of Shares at the principal office of the Company or such other place as may be determined by the Company. All Share Certificates issued shall be duly recorded in the Share Register. Upon any surrender for registration of any Share Certificate at the principal office of the Company, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes, if applicable, as the Company may reasonably require, an officer of the Company shall execute and deliver, in the name of the Company, a new Share Certificate representing the Shares being transferred. The Company shall treat the individual or entity in whose name each Share Certificate is registered on the Share Register as the sole and absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such Share on the part of any other Person, whether or not the Company shall have express or other notice thereof, except as otherwise expressly required by applicable law.

3.9.                            Replacement Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Share Certificate and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of a Share Certificate, if mutilated, an officer of the Company shall make and deliver a new Share Certificate for the Share Certificate lost, stolen, destroyed or mutilated.

3.10.                        Rights or Powers. The Shareholders, in such capacity, shall have no right or power to take part in the management or control of the Company or its business and affairs and shall have not have any right or power to act for or bind the Company in any way except with respect to their voting rights as set forth herein or as required by the Act.

3.11.                   Title to Company Assets and nature of Shares. All Company Assets shall be owned by the Company as an entity in its own name and not in the name of any Shareholder and no Shareholder shall have any ownership interest in its individual name in any such assets. The Company Assets shall be used solely for the benefit of the Company and no Company Asset shall be transferred in satisfaction of or encumbered for, or in payment of, any individual obligation of any Shareholder or be commingled with the assets of any Shareholder. Any amounts contributed to the capital of the Company on a subscription of Shares shall, upon contribution, become property of the Company. No Shareholder shall have the status of a creditor of the Company by virtue of owning Shares or otherwise pursuant to this Agreement. No amounts contributed to the capital of the Company shall be considered loans to the Company. For the avoidance of doubt, the interest of a Shareholder in the Company is personal property.

Section IV

Distributions

4.1.                            Distributions. Distributions of cash or other assets of the Company will be made at such times and in such amounts as resolved and determined by the Shareholders. Distributions will be made to Shareholders pro rata based on the number of Shares owned by each Shareholder. Notwithstanding any provision to the contrary contained in this Agreement, the Company will not make a distribution to the Shareholders (i) if such distribution would violate the Act (including without limitation Sections 18-607 and 18-804 thereof) or other applicable law, and (ii) of the initial Capital ($1.00) and the initial Premium ($19,999) except upon the dissolution or liquidation of the Company. The Shareholders shall specify in the resolutions approving such distributions the extent to which the distribution shall be a distribution of Earnings, Premium or Capital of the Company, provided however that, in the absence of any such provision in the approving resolutions, the distribution shall be: first, a distribution of Earnings, to the extent thereof; second, a distribution of Premium, to the extent thereof; and third, a distribution of Capital. In connection with any distribution, the Shareholders shall receive information in a form the Shareholders deem sufficient (including without limitation a written or oral report of an officer or Director of the Company or any other party) as to the amount of Earnings, Premium and Capital as of the most recent practicable date.

4.2.                            Record Dates. Distributions shall be made to the Persons recorded in the Share Register as Shareholders as of a record date specified by the Board of Directors pursuant to Section 7.1.8 hereof.

Section V

Board of Directors

5.1.                            Board of Directors. Subject to matters that are expressly reserved under this Agreement or under the Act to the Shareholders for vote, decision or approval and any delegation of rights and powers as provided for in this Agreement, the business and affairs of the Company shall be solely managed by or under the direction of the Board of Directors. The initial number of Directors shall be two and the initial Directors shall be the individuals who were directors of the Converted Corporation immediately prior to the Conversion. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed, with or without cause, at any time by action of the Shareholders. The Shareholders may take action to increase or decrease the authorized number of Directors upon notice to all Directors. Each Director shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. The Directors need not be Shareholders. Any vacancy caused by a Director’s death, resignation, expulsion or removal or any increase in the size of the Board may be filled by action of the Shareholders.

5.2.                            Powers. The Board of Directors has the sole right to manage the business and affairs of the Company and has all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, business and affairs of the Company. Each Director is deemed to be a “manager” within the meaning to Section 18-101(10) of the Act. The Board of Directors has the authority to bind the Company.

5.3.                            Meetings of the Board of Directors. Regular meetings of the Board may be held with or without notice at such time as shall from time to time be determined by the Board. Special meetings of the Board may be called by any Director on reasonable notice to each other Director by telephone, facsimile, mail, telegram or any other means of communication.

5.4.                            Place of Meetings. Regular meetings shall be held at such place as determined by the Board of Directors from time to time.

5.5.                            Quorum Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5.6.                            Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting and without prior notice if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or the committee, as the case may be.

5.7.                          Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

5.8.                                 Committee of Directors. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one of more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or member s thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

5.9.                            Director Compensation. Unless approved by Shareholders holding a majority of the issued and outstanding Shares, the Directors shall not be entitled to compensation for services performed for the Company. However, upon substantiation of the amount and purpose thereof, the Directors shall be entitled to reimbursement for expenses reasonably incurred in connection with the activities of the Company.

Section VI

Officers

6.1.                            Election; Powers. The Board of Directors will elect as officers of the Company a President and a Secretary, and may also elect persons to hold such other offices as the Board determines. The initial President and Secretary of the Company will be the individuals who were President and Secretary of the Converted Corporation immediately prior to the Conversion. Officers will have such powers, authority and responsibilities as the Board of Directors may determine. A person may hold any number of offices.

6.2.                            Term. Officers will hold their offices at the pleasure of the Board of Directors, or until their earlier resignation. Any officer may resign at any time upon written notice to the Board of Directors.

Section VII

Actions by Shareholders; Shareholder Meetings

7.1.                            Meetings of Shareholders

7.1.1.                     Actions by Shareholders. The Shareholders may approve a matter or take any action at a meeting or without a meeting by the written consent of the Shareholders, in either case, upon the affirmative vote of Shareholders holding a majority of the issued and outstanding Shares.

7.1.2.                     Determination of Shareholders Entitled to Vote at Meeting of Shareholders. Unless a record date for voting purposes has been fixed as provided in Section 7.1.8, only Persons who are listed as Shareholders in the Share Register at the close of business on the business day immediately preceding the day on which notice of the meeting is given or, if such notice is waived, at the close of business on the business day immediately preceding the day on which the meeting of Shareholders is held (except that the record date for Shareholders entitled to give consent to action without a meeting shall be determined in accordance with Section 7.2.3) shall be entitled to receive notice of and to vote at such meeting, and such day shall be the record date for such meeting.

7.1.3.                     Place of Meetings. All meetings of the Shareholders shall be held at any place convenient to the Shareholders and which may be approved by the Board or by the written consent of all Shareholders entitled to vote thereat given either before or after the meeting and filed with the Secretary of the Company. In the event of any inconsistency in the places designated by the Board of Directors or the Shareholders as herein provided, or in the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Company.

7.1.4.                     Meetings of Shareholders; Notice of Meetings. Meetings of the Shareholders for the purpose of taking any action permitted to be taken by the Shareholders may be called by the any Director or by Shareholders holding a majority of the issued and outstanding Shares. Upon a request in writing that a meeting of Shareholders be called for any proper purpose, the Secretary of the Company shall cause notice to be given to the Shareholders entitled to vote that a meeting will be held at a time requested by the Person or Persons calling the meeting, not less than ten nor more than sixty days after receipt of the request. Except in special cases where other express provision is made by statute, written notice of such meetings shall be given to each Shareholder entitled to vote not less than ten nor more than sixty days before the meeting. Such notices shall state: the place, date and hour of the meeting; those matters which the Board of Directors, at the time of the mailing of the notice, intend to present for action by the Shareholders; and, if applicable, the names of the Directors intended at the time of the notice to be presented for election.

7.1.5.                     Quorum. The presence at any meeting in person or by proxy of Shareholders holding a majority of the issued and outstanding Shares entitled to vote at such meeting shall constitute a quorum for the transaction of business.

7.1.6.                     Waiver of Notice. The actions of any meeting of Shareholders, however called and noticed, and wherever held, shall be as valid as if taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy. Attendance of any Shareholder at a meeting shall also constitute a waiver of notice of such meeting, except when the Shareholder objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice but not so included, if such objection is expressly made at the meeting.

7.1.7.                     Electronic Communications. Shareholders may participate in meetings by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

7.1.8.                     Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the Shareholders entitled to notice of and to vote at any meeting of Shareholders or entitled to given consent to action by the Company in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights with respect to any change, conversion or exchange of interests. The record date so fixed shall be not more than sixty days nor less than ten days prior to the date of any meeting, nor more than sixty days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only Shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to given consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Company after the record date.

7.2.                          Actions by Shareholders Without a Meeting

7.2.1.                Any other action which, under any provision of this Agreement, may be taken at a meeting of the Shareholders, may be taken without a meeting, and without notice, if a consent in writing, setting forth the action so taken, is signed by Shareholders having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all Shareholders entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Company and shall be maintained in the Company’s records.

7.2.2.                Unless the consent of all Shareholders entitled to vote have been solicited in writing, prompt notice shall be given of the taking of any other action approved by Shareholders without a meeting by less than unanimous written consent to those Shareholders entitled to vote who have not consented in writing.

7.2.3.                Unless, as provided in this Agreement, a record date has been fixed for the determination of Shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given.

7.2.4.                     Any Shareholder giving a written consent, or the Shareholder’s proxy holders, or a representative of the Shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Company prior to the time that written consents of the number of votes required to authorize the proposed action have been filed with the Secretary of the Company, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Company, or, if there shall be no person then holding such office, upon its receipt by any other officer or Director of the Company.

Section VIII

Transfer of Shares and Resignations of Shareholders

8.1.                            Transfers. Any Shareholder may Transfer all or any of its Shares, and the transferee of all or any of such Shares will be admitted as a substituted Shareholder, effective upon registration of the Transfer in the Share Register, without prior approval of the Board of Directors or any Shareholder, provided that the transferee delivers to the Company a written instrument agreeing to be bound by the terms of this Agreement.

8.2.                            Resignation. No Shareholder may resign from the Company except in connection with the Transfer of all Shares held by such Shareholder to a transferee who is admitted as a substituted Shareholder in accordance with this Agreement (including the Conditions of Transfer).

Section IX

Dissolution of the Company

9.1.                            Events of Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the happening of any of the following events:

9.1.1.                  the unanimous written agreement of all of the Shareholders with the consent of the Board of Directors;

9.1.2.                any time there are no members of the Company, unless the Company is continued as permitted under the Act; or

9.1.3.                the entry of a decree of judicial dissolution under Section 18-802 of the Act.

9.2.                          Procedure for Winding Up and Dissolution. If the Company is dissolved, the Board shall wind up the Company’s affairs. If there shall be no Directors, the Shareholders shall elect a Person to wind up the affairs of the Company. On winding up of the Company, the Company Assets shall be distributed:

9.2.1.                first, to creditors of the Company in satisfaction of the liabilities of the Company (including Shareholders who are creditors), with such payments being: first, payments out of Capital, to the extent thereof; second, payments out of Premium, to the extent thereof; and third, payments out of Earnings; and

9.2.2.                  second, to the Shareholders pro rata based on the number of Shares owned by each Shareholder.

9.3.                          Filing of Certificate of Cancellation. Upon completion of the winding up of the affairs of the Company, the Board shall promptly cause the filing of a Certificate of Cancellation with the Office of the Secretary of State of the State of Delaware.

Section X

Books, Records, Accounting, and Tax Elections

10.1.              Books and Records.

10.1.1.              The Board shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company’s business. The records shall include, but not be limited to, complete and accurate information regarding the level of Capital and Premium on an ongoing basis, the state of the business and financial condition of the Company, a copy of the Certificate of Formation, Certificate of Conversion and Limited Liability Company Agreement and all amendments to the Certificate of Formation and the Limited Liability Company Agreement; the Share Register; and the Company’s federal, state, or local tax returns or overseas tax returns.

10.1.2.              The books and records shall be maintained in accordance with generally accepted accounting principles and shall be available at the Company’s principal office for examination by any Shareholder or the Shareholder’s duly authorized representative at any and all reasonable times during normal business hours for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

10.1.3.              Each Shareholder shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Shareholder’s inspection and copying of the Company’s books and records.

10.2.                   Fiscal Year. The fiscal year of the Company shall be determined by the Board of Directors.

10.3.                   Tax Elections. The Board of Directors shall have the authority to make all Company elections permitted under the Code. The decision to make or not make an election shall be at the Board’s sole and absolute discretion, subject to the Board’s obligations to act in the best interest of the Company and its Shareholders.

Section XI

Liability and Indemnification

11.1.                   Limitation on Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Shareholder, Director or officer of the Company will be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, Director and/or officer.

11.2.                   Director’s Standard of Care. Each Director of the Company will be deemed to owe to the Company and its Shareholders all of the fiduciary duties that a director of a corporation formed under the DGCL would owe to such corporation and its shareholders. Notwithstanding the previous sentence, however, a Director of the Company will not be personally liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a Director, except for liability for: (a) any breach of the Director’s duty of loyalty to the Company or its Shareholders; (b) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or (c) any transaction from which the Director derived an improper personal benefit.

11.3.                   Indemnification. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Director or officer of the Company or any Affiliate of the Company (as defined below) and any officer, director, shareholder, partner, employee, representative or agent of any such Director, officer or Affiliate (each, a “Covered Person”) and each former Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts (including any investigation, legal and other reasonable expenses) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person or former Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or that relates to or arises out of the Company or its formation, operation, dissolution or termination or its property, business or affairs. The Company may indemnify any employee, representative or agent of the Company when, as and if determined by the Board of Directors, to the same extent as provided to Covered Persons pursuant to this Section 11.3. A Covered Person or former Covered Person will not be entitled to indemnification under this Section 11.3 with respect to (a) any Claim that a court of competent jurisdiction has determined results from (i) any breach of such Covered Person’s duty of loyalty to the Company or its Shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, or (iii) any transaction from which such Covered Person derived an improper personal benefit or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person’s rights to indemnification under this Agreement or (ii) was authorized or consented to by the Board. For purposes of this Section 11.3, “Affiliate of the Company” means any person or entity controlling, controlled by or under common control with the Company. For the purposes of this definition, “control” of a person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Section XII

General Provisions

12.1.                   Assurances. Each Shareholder shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Board of Directors deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the property of the Company.

12.2.                   Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a “notice”) required or permitted under this Agreement must be in writing and either delivered personally, by express courier, mail, fax or email. Any notice to be given hereunder by the Company shall be given by the Board. A notice must be addressed to a Shareholder at the Shareholder’s last known address (including a fax number or email address) in the records of the Company. A notice to the Company must be addressed to the Company’s principal office. Any party may designate, by notice to all of the others, substitute addresses (including a fax number or email address) or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees. Any notice will be deemed to be given at the time of receipt of such notice.

12.3.                   Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement among the Shareholders. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Shareholders.

12.4.                   Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

12.5.                   Section Titles. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

12.6.                     Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

12.7.                   Jurisdiction. The parties of this Agreement consent to the jurisdiction of the courts of, and arbitration in, the State of Delaware.

12.8.                     Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

12.9.                   Separability of Provisions. Each and every provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

12.10.              Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

IN WITNESS WHEREOF, the undersigned has executed, or caused this Agreement to be executed, under seal, as of the date set forth hereinabove.

QVC, INC.

By:
Name: Lawrence Hayes
Title: Senior Vice President